EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2 filed with the SEC (the "Registration Statement") of Technest Holdings, Inc. and subsidiaries, of our report dated September 27, 2005, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Wolf & Company, P.C.
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
December 22, 2005